CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 17 to Registration Statement No. 333-59093 on Form N-1A of our report dated February 16, 2007, relating to the financial statements and financial highlights of Sun Capital Advisers Trust (the “Trust”), including Sun Capital All Cap Fund, Sun Capital Investment Grade Bond Fund, Sun Capital Money Market Fund, Sun Capital Real Estate Fund, SC Davis Venture Value Fund, SC Oppenheimer Main Street Small Cap Fund, SC Blue Chip Mid Cap Fund and SC FI Large Cap Growth Fund, appearing in the Annual Report on Form N-CSR of Sun Capital Advisers Trust for the year ended December 31, 2006, and to the references to us under the headings “Financial Highlights” and “Additional Information in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Sun Capital Advisers Trust Initial Class and Service Class Shares Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 26, 2007